Exhibit 23.3

Consent of Independent Auditor

National Health Investors, Inc.
Murfreesboro, Tennessee

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of National Health Investors, Inc. of our report dated February 19, 2018, with respect to the consolidated financial statements of Senior Living Communities, LLC as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017.

/s/Moyer, Smith & Roller, P.A.

Charlotte, North Carolina
August 6, 2018